SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 13, 2003

Florida East Coast Industries, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-08728	59-2349968
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Malaga Street, St. Augustine, Florida 32084

(Address of Principal Executive Offices) (Zip Code)

Item 9. Furnished Information.

On November 13 and 14, 2003, Robert W. Anestis, Chairman, President and Chief Executive Officer of Florida East Coast Industries, Inc., (NYSE: FLA) intends to speak to various investors. Mr. Anestis will present slides which highlight Florida East Coast Industries, Inc. (and subsidiaries), consolidated and subsidiary business accomplishments, as well as (but not limited to) business opportunities, markets and certain financial results. The information contained in the presentation is presented below. The presentation is also available on the Company’s website at www.feci.com

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida East Coast Industries, Inc.

By:	/s/ Heidi J. Eddins

Name: Heidi J. Eddins Title: Executive Vice President, General Counsel And Secretary

Date: November 13, 2003

EXHIBIT INDEX

Exhibits:

99	Florida East Coast Industries, Inc., powerpoint presentation dated November 13, 2003.